UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 26, 2017

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

678-336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2017, the Board of Directors of Health Discovery Corporation appointed Mr. Edward Morrison to the Board of Directors.

Mr. Morrison, age 44, has over eighteen years’ experience as a senior executive and attorney in privately held companies in the legal and healthcare industries. After five years as a litigation attorney, Mr. Morrison joined MDA Management, Inc., which provides dental management services to Morrison Dental Associates, P.C. that serves over 38,000 active patients through locations in Georgia and South Carolina. Mr. Morrison oversees the operations of MDA Management, Inc. and Morrison Dental Associates, P.C. In this role, he oversees more than seventy-five employees, among them general dentists, dental specialists, hygienists, and other team members.

Mr. Morrison earned his History degree in 1994 from Boston College and his JD from Emory University School of Law in 1998. Mr. Morrison was admitted to the Georgia Bar in 1998 where he remains a member in good standing.

Item 9.01.	Financial Statements and Exhibits.

(a)       Not applicable

(b)       Not applicable

(c)       Not applicable

(d)       Exhibits.

            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: May 2, 2017	By:	/s/ George H. McGovern, III
George H. McGovern, III
Chairman & Chief Executive Officer